FARMHOUSE ANNOUNCES AGREEMENT TO ACQUIRE T-PAIN’S BEVERAGE COMPANY, THROWN, LLC D/B/A NAPPY BOY DRANKS

NEWS PROVIDED BY

Farmhouse, Inc.

Sep 12, 2024, 09:15 ET

SAN FRANCISCO, Sept. 12, 2024 /PRNewswire/ -- Farmhouse Inc. (OTCQB: FMHS) announced today the signing of a definitive agreement to acquire Thrown, LLC, the company behind Nappy Boy Dranks, a functional beverage brand founded by its CEO and Grammy Award-winning artist and entrepreneur T-Pain.

This acquisition combines Farmhouse’s market expertise and T-Pain’s multicultural influence across the gaming, entertainment, and music industries, positioning both companies for accelerated growth. T-Pain’s broad influence and strong connection to diverse communities make him an ideal leader to bring Nappy Boy Dranks into the energy drink market. His multicultural appeal, paired with Farmhouse’s resources and industry expertise, positions the brand for significant growth and the potential to become a leader in this competitive sector.

The company’s first product, a 2-ounce energy shot powered by Nappy Boy Dranks’ proprietary T-Mix Blend, is designed to meet the demands of today’s fast-paced lifestyle, offering a convenient, functional solution for consumers seeking on-the-go beverages. According to Allied Market Research and Fortune Business Insights, the global energy drink market is projected to exceed $86 billion by 2026. This growth is driven by rising demand for functional beverages.

“Nappy Boy Dranks is all about bringing good energy to everyone – whether you’re a gamer, creator, or hustling every day. I want people to feel good, play good, and stay focused. I’m excited to share this with the world,” said T-Pain, CEO of Thrown.

Evan Horowitz, CEO of Farmhouse, commented, “Acquiring Thrown positions Farmhouse at the forefront of this expanding sector. With T-Pain’s vision and leadership driving innovation, I’m confident Nappy Boy Dranks will become a positive force in the industry.”

Under the terms of the agreement, Farmhouse will acquire all membership interests of Thrown in exchange for approximately 25% of Farmhouse’s total issued shares post-closing. Thrown’s management team will continue operating under Farmhouse’s ownership, and performance incentives will be tied to an Earn-Out Agreement. Farmhouse must also secure up to $10 million in financing, with 80% allocated to Thrown for working capital. The definitive agreement is subject to other standard representations and warranties and closing conditions.

The signing of this agreement represents a significant milestone for Farmhouse, allowing it to expand into new markets while strengthening its leadership team. By combining T-Pain’s brand vision with Farmhouse’s operational expertise, the partnership is expected to drive significant growth and deliver strong value for Farmhouse shareholders.

Denzel Cadet and Eric Feig of Feig Finkel LLP served as legal counsel to Thrown. Scott Kline of Kline Law Group serves as counsel to Farmhouse.

About Farmhouse, Inc.

Farmhouse, Inc. (OTCQB: FMHS) is a public company focused on integrating technology, IP, and consumer products, including beverages. Farmhouse is expanding into the beverage industry with its planned acquisition of Thrown, LLC. The Farmhouse Vault division leverages IP to launch branded physical products through licensing agreements.

About Thrown, LLC

Thrown, LLC, led by Grammy Award-winning artist and entrepreneur T-Pain, is the company behind Nappy Boy Dranks, an innovative line of functional beverages. By combining health-conscious ingredients with T-Pain’s multicultural influence, Nappy Boy Dranks offers unique and impactful products that resonate with today’s consumers looking for sustained performance and cognitive support.

About T-Pain

T-Pain has revolutionized pop, hip-hop, and R&B, selling over 50 million singles, and generating billions of streams. With 10 iconic Billboard Hot 100 #1s, he’s a global music phenomenon. Beyond music, T-Pain is a Twitch sensation, head of his own Nappy Boy Entertainment, Nappy Boy Automotive, and Nappy Boy Gaming. He’s also an actor, podcast host, and expert drift driver. Visit www.tpain.com for more.

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Farmhouse Inc.’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to, (i) growth of the market, (ii) capital and credit market volatility, (iii) local and global economic conditions, (iv) our anticipated growth strategies, (v) governmental approvals and regulations, and (vi) our future business development, results of operations and financial condition. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release, and Farmhouse undertakes no duty to update such information, except as required under applicable law.

The statements herein have not been evaluated by the Food and Drug Administration. The products described herein are not intended to diagnose, treat, cure or prevent any disease. The products provide a feeling of alertness and energy, but do not provide caloric energy, nor are they proven to improve physical performance, dexterity or endurance. They are not a substitute for proper hydration.

Nothing in this press release constitutes an offer to buy, or a solicitation of an offer to sell, securities in the United States or any other jurisdiction in which such offer or solicitation would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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